Exhibit 99.1

International Rectifier Reports Fourth Quarter and Full Year Fiscal 2013 Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—August 19, 2013— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fourth quarter (which was 14 weeks ending June 30, 2013) of its fiscal year 2013.  Revenue was $276.5 million, a 23.3% increase compared to $224.3 million in the prior quarter and a 3% increase from $269.7 million in the prior year quarter. GAAP net loss for the fourth quarter was $6.1 million, or $0.09 per fully diluted share compared to GAAP net loss of $21.2 million, or $0.31 per fully diluted share, in the prior quarter and GAAP net loss of $68.2 million, or $0.99 per fully diluted share in the prior year quarter.

Revenue for fiscal year 2013 was $977 million, a 7% decrease from $1.05 billion in the prior fiscal year.  Net loss for fiscal year 2013 was $88.8 million or $1.28 per fully diluted share compared with a net loss of $55.1 million or $0.79 per fully diluted share for fiscal year 2012.

“Fourth quarter revenue exceeded our expectations, increasing significantly as all of our business segments posted strong sequential growth,” stated President and Chief Executive Officer Oleg Khaykin. “In addition, our gross margin recovery continued, coming in at the high end of guidance as a result of improving business demand, utilization and mix.  Our non-GAAP operating income turned positive in the fourth quarter at $4.5 million, capital expenditures remained below our target of 7% of sales and we increased our cash balance by $52.5 million.”

GAAP gross margin for the fourth quarter was 30% compared to 24.3% in the prior quarter and 25.9% in the prior year quarter. GAAP operating income for the fourth quarter was $237 thousand compared to an operating loss of $20 million in the prior quarter and an operating loss of $87.7 million in the prior year quarter.

Cash, cash equivalents and marketable investments increased $52.5 million and totaled $455.9 million at the end of the fourth quarter, including restricted cash of $1.3 million.

Cash provided by operating activities for the quarter was $57.8 million and free cash flow was $46.1 million.

Non-GAAP Results

Non-GAAP net loss for the fourth quarter was $1.2 million, or $0.02 per fully diluted share compared to non-GAAP net loss of $19.8 million, or $0.29 per fully diluted share in the prior quarter and non-GAAP net loss of $10.5 million, or $0.15 per fully diluted share in the prior year quarter.

Non-GAAP gross margin for the fourth quarter was 30.2% compared to GAAP gross margin of 24.3% in the prior quarter (there not being a non-GAAP gross margin in the prior quarter) and non-GAAP gross margin of 27.5% in the prior year quarter. Non-GAAP operating income for the fourth quarter was $4.5 million compared to non-GAAP operating loss of $17.5 million in the prior quarter and non-GAAP operating loss of $10.4 million in the prior year quarter.

Non-GAAP net loss for fiscal year 2013 was $62.6 million or $0.90 per fully diluted share compared with a non-GAAP net loss of $2.2 million or $0.03 per fully diluted share for fiscal year 2012.

The non-GAAP results the Company provides exclude the effects of accelerated depreciation, asset impairment, inventory write-offs associated with our El Segundo fab closure, restructuring costs, severance costs, impairment of goodwill, amortization of intangibles, the associated net tax effects of these items, and discrete tax provisions and benefits. The Company excludes any tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability.

A reconciliation of these non-GAAP measures to the Company’s reported net income (loss), gross margin (referred to as gross profit in attached schedules) and operating income (loss) in accordance with U.S. GAAP are set forth in the attached schedules below and on our web-site at www.investor.irf.com.

September Quarter Outlook

Mr. Khaykin noted: “Looking ahead to the September quarter which is a typical 13-week period, we see modest growth compared with a normalized 13-week June quarter as demand across our end markets remains stable.  As such, we continue to see strong gross margin leverage from rising utilization and manufacturing efficiencies.  As a result, we currently expect revenue for the September quarter to range between $260 million to $268 million and GAAP gross margin to range between 33% and 34%.”

The following table outlines International Rectifier’s current September quarter outlook on a GAAP basis and a non-GAAP basis, based on certain anticipated excluded items:

	GAAP	Excluded Items	Non-GAAP
Revenue (13-week quarter)	$260 to $268 million		$260 to $268 million

Gross margin	33% to 34%	0.2% accelerated depreciation	33.2% to 34.2%

Operating Expenses	$77.5 to $78.5 million	$1 to $2 million asset impairment, restructuring and other charges; $1.6 million amortization of acquisition related intangibles	$75 million

Other Expense, net	$1 million		$1 million

Tax Expense	$6.5 to $7.5 million	$3.5 million income tax adjustments primarily due to UK rate change	$3 to $4 million

Segment Table Information/Customer Segments

The business segment tables included with this release for the Company’s fiscal quarters ended June 30, 2013, March 24, 2013, and June 24, 2012, respectively, reconcile revenue and gross margin for the Company’s segments to the consolidated total amounts of such measures for the Company.

Annual Report on Form 10-K

The Company expects to file its Annual Report on Form 10-K for the 2013 fiscal year with the Securities and Exchange Commission on Tuesday, August 20, 2013. This financial report will be available for viewing and download at http://investor.irf.com.

NOTE:  A conference call will begin today at 2:00 p.m. Pacific time. CEO Oleg Khaykin and CFO Ilan Daskal will discuss the Company’s 2013 fiscal year, June quarter results and September quarter outlook. All participants, both in the U.S. and international, may join the call by dialing 706-679-3195 by 1:55 p.m. Pacific time.  In order to join this conference call, participants will be required to provide the Conference Passcode: “International Rectifier”.  Participants may also listen over the Internet at http://investor.irf.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

A taped replay of this call will be available from approximately 6:00 p.m. Pacific time on Monday, August 19 through Monday, August 26, 2013. To listen to the replay by phone, call 855-859-2056 or 404-537-3406 for international callers and enter reservation number 40285253. To listen to the replay over the Internet, please go to http://investor.irf.com. The live call and replay will also be available on www.streetevents.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions, we are making forward-looking statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, lower than expected demand or greater than expected order cancellations arising from a decline or volatility in general market and economic conditions and the failure of the market to improve as anticipated; reduced margins from lower than expected factory utilization, higher than expected costs and customer shifts to lower margin products; changes in the timing or amount of costs associated with, or disruptions caused by, our restructuring initiatives; our ability to implement our restructuring initiatives as planned and achieve the anticipated benefits, which may be affected by, among other things: customer requirements, changes in business conditions and/or operational needs, retention of key employees, governmental regulations, delays and increased costs; unexpected costs or delays in implementing our plans to secure and qualify external manufacturing capacity for our products, including the purchase and installation of additional manufacturing equipment and the construction of our new wafer thinning manufacturing facility in Singapore; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; volatility or deterioration of capital markets; the adverse impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction or natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; the effects of natural disasters; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 24, 2013	June 24, 2012	June 30,	June 24,
	(Unaudited)	(Unaudited)	(Unaudited)	2013	2012
Revenues	$276,453	$224,268	$269,675	$977,035	$1,050,588
Cost of sales	193,386	169,860	199,871	719,930	710,565
Gross profit	83,067	54,408	69,804	257,105	340,023

Selling, general and administrative expense	46,348	43,020	51,284	181,746	200,411
Research and development expense	32,643	28,876	35,052	127,093	135,105
Impairment of goodwill	—	—	69,421	—	69,421
Amortization of acquisition-related intangible assets	1,630	1,663	1,718	6,653	8,369
Asset impairment, restructuring and other charges	2,209	880	—	16,996	—
Gain on disposition of property	—	—	—	—	(5,410)
Operating income (loss)	237	(20,031)	(87,671)	(75,383)	(67,873)
Other expense (income), net	421	(450)	154	1,390	4,267
Interest expense (income), net	33	64	(46)	57	(333)
Loss before income taxes	(217)	(19,645)	(87,779)	(76,830)	(71,807)
Provision for (benefit from) income taxes	5,861	1,600	(19,593)	11,990	(16,757)
Net loss	$(6,078)	$(21,245)	$(68,186)	$(88,820)	$(55,050)

Net loss per common share-basic (1)	$(0.09)	$(0.31)	$(0.99)	$(1.28)	$(0.79)

Net loss per common share-diluted (1)	$(0.09)	$(0.31)	$(0.99)	$(1.28)	$(0.79)

Average common shares outstanding—basic	69,785	69,273	69,157	69,385	69,270

Average common shares and potentially dilutive securities outstanding—diluted	69,785	69,273	69,157	69,385	69,270

(1)        Net income (loss) per common share is computed using the two-class method as required by accounting rules.  We do not pay dividends; however, net income must be allocated to unvested restricted stock units (“RSUs”) on which we could pay dividend equivalents.  The amount of net income allocated to these RSUs is excluded from income available to common shareholders in the calculation of earnings per share.  As we were in a net loss for all fiscal periods presented above, we did not have any income to allocate to unvested RSUs on which we could pay dividend equivalents.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2013	June 24, 2012
ASSETS
Current assets:
Cash and cash equivalents	$443,490	$305,423
Restricted cash	611	595
Short-term investments	11,056	63,872
Trade accounts receivable, net of allowances of $915 for 2013 and $2,066 for 2012	137,762	168,499
Inventories	232,315	294,702
Current deferred tax assets	4,948	5,110
Prepaid expenses and other receivables	33,002	29,845
Total current assets	863,184	868,046
Restricted cash	738	940
Long-term investments	—	15,054
Property, plant and equipment, net	423,338	461,115
Goodwill	52,149	52,149
Acquisition-related intangible assets, net	21,923	28,576
Long-term deferred tax assets	32,792	40,850
Other assets	59,088	65,093
Total assets	$1,453,212	$1,531,823
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,312	$88,726
Accrued income taxes	949	750
Accrued salaries, wages and commissions	39,719	40,403
Current deferred tax liabilities	—	—
Other accrued expenses	78,414	83,164
Total current liabilities	208,394	213,043
Long-term deferred tax liabilities	8,970	6,653
Other long-term liabilities	24,530	35,800
Total liabilities	241,894	255,496
Commitments and contingencies
Stockholders’ equity:
Preferred shares, $1 par value, authorized: 1,000,000; issued and outstanding: none in 2013 and 2012	—	—
Common shares, $1 par value, authorized: 330,000,000; outstanding: 70,399,081 shares in 2013 and 69,231,006 shares in 2012	76,590	75,125
Capital contributed in excess of par value	1,067,841	1,037,736
Treasury stock, at cost; 6,191,082 shares in 2013 and 5,894,882 shares in 2012	(113,175)	(107,965)
Retained earnings	201,865	290,685
Accumulated other comprehensive loss	(21,803)	(19,254)
Total stockholders’ equity	1,211,318	1,276,327
Total liabilities and stockholders’ equity	$1,453,212	$1,531,823

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Fiscal Year Ended
	June 30, 2013 (Unaudited)	June 24, 2012 (Unaudited)	June 30, 2013	June 24, 2012
Cash flows from operating activities:
Net loss	$(6,078)	$(68,186)	$(88,820)	$(55,050)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,625	22,865	91,187	84,951
Amortization of acquisition-related intangible assets	1,630	1,718	6,653	8,369
Loss on disposal of fixed assets	703	22	5,036	1,695
Gain on disposition of property	—	—	—	(5,410)
Impairment of long-lived assets	1	2,530	2,792	2,530
Stock compensation expense	5,146	4,032	21,560	16,141
Impairment of goodwill	—	69,421	—	69,421
Gain on sale of investments	—	(11)	(8)	(55)
Other-than-temporary impairment of investments	—	482	350	2,865
Provision for (recovery of) bad debts	4	58	(58)	1,015
Provision for inventory write-downs	5,142	7,200	20,421	18,734
(Gain) loss on derivatives	469	(1,050)	634	(1,079)
Deferred income taxes	5,769	(16,346)	11,384	(25,183)
Tax benefit from stock-based awards	—	—	—	1,674
Excess tax benefit from stock-based awards	—	(34)	—	(864)
Changes in operating assets and liabilities, net	21,657	35,860	65,046	(83,461)
Other	697	(245)	3,219	4,758
Net cash provided by operating activities	57,765	58,316	139,396	41,051
Cash flows from investing activities:
Additions to property, plant and equipment	(11,681)	(31,560)	(72,605)	(128,083)
Proceeds from sale of property, plant and equipment	—	—	118	5,524
Sale of investments	—	48,682	52,131	75,792
Maturities of investments	4,000	32,684	25,500	216,307
Purchase of investments	—	(13,124)	(9,979)	(173,383)
Released from (additions to) restricted cash	2	(165)	176	524
Net cash provided by (used in) investing activities	(7,679)	36,517	(4,659)	(3,319)
Cash flows from financing activities:
Proceeds from exercise of stock options	11,132	918	15,474	3,269
Excess tax benefit from stock-based awards	—	34	—	864
Purchase of treasury stock	—	(3,145)	(5,210)	(26,720)
Net settlement of restricted stock units for tax withholdings	(3,972)	(1,750)	(5,464)	(4,260)
Net cash (used in) provided by financing activities	7,160	(3,943)	4,800	(26,847)
Effect of exchange rate changes on cash and cash equivalents	(750)	(2,967)	(1,470)	(4,193)
Net increase in cash and cash equivalents	56,496	87,923	138,067	6,692
Cash and cash equivalents, beginning of year	386,994	217,500	305,423	298,731
Cash and cash equivalents, end of year	$443,490	$305,423	$443,490	$305,423

For the three months ended June 30, 2013, March 24, 2013, and June 24, 2012, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Three Months Ended
	June 30, 2013			March 24, 2013			June 24, 2012
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$108,453	39.2%	28.8%	$85,209	38.0%	21.0%	$103,564	38.4%	14.0%
Energy saving products	52,142	18.9	19.2	43,614	19.4	12.2	50,983	18.9	29.1
Automotive products	36,336	13.1	25.1	31,107	13.9	22.0	31,007	11.5	21.3
Enterprise power	29,355	10.6	30.1	20,488	9.1	36.1	33,474	12.4	31.1
HiRel	49,802	18.0	47.3	43,554	19.4	38.4	50,324	18.7	46.0
Customer segments total	276,089	99.9	30.0	223,972	99.9	24.2	269,352	99.9	25.8
Intellectual property	365	0.1	100.0	296	0.1	100.0	323	0.1	100.0
Consolidated total	$276,453	100.0%	30.0%	$224,268	100.0%	24.3%	$269,675	100.0%	25.9%

For the fiscal years ended June 30, 2013 and June 24, 2012, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	Fiscal Year Ended
	June 30, 2013			June 24, 2012
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$367,762	37.6%	21.7%	$367,913	35.0%	22.8%
Energy saving products	176,386	18.1	15.3	243,340	23.2	34.9
Automotive products	124,695	12.8	17.7	113,353	10.8	22.3
Enterprise power	116,302	11.9	32.5	132,164	12.6	34.7
HiRel	188,831	19.3	46.7	192,229	18.3	51.2
Customer segments total	973,976	99.7	26.2	1,048,999	99.8	32.3
Intellectual property	3,059	0.3	78.4	1,589	0.2	100.0
Consolidated total	$977,035	100.0%	26.3%	$1,050,588	100.0%	32.4%

For the three months ended June 30, 2013, March 24, 2013, and June 24, 2012, stock-based compensation was as follows (in thousands):

	Three Months Ended
	June 30, 2013	March 24, 2013	June 24, 2012
Cost of sales	$1,091	$1,021	$801
Selling, general and administrative expense	2,455	2,693	2,109
Research and development expense	1,600	1,583	1,122
Total stock-based compensation expense	$5,146	$5,297	$4,032

For the fiscal years ended June 30, 2013, and June 24, 2012, stock-based compensation was as follows (in thousands):

	Fiscal Year Ended
	June 30, 2013	June 24, 2012
Cost of sales	$4,393	$2,766
Selling, general and administrative expense	11,166	9,199
Research and development expense	6,001	4,176
Total stock-based compensation expense	$21,560	$16,141

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Gross Profit:

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 24, 2013	June 24, 2012	June 30, 2013	June 24, 2012
GAAP Gross profit	$83,067	$54,408	$69,804	$257,105	$340,023

Adjustments to reconcile GAAP to Non-GAAP gross profit:
Impairment of long-lived assets	—	—	2,530	2,792	2,530
Inventory write-down related to fab closure	—	—	1,867	—	1,867
Accelerated depreciation	417	—	—	1,683	—
Non-GAAP gross profit	$83,484	$54,408	$74,201	$261,580	$344,420
Non-GAAP gross profit-percentage	30.2%	24.3%	27.5%	26.8%	32.8%

Reconciliation of GAAP to Non-GAAP Operating income (Loss):

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 24, 2013	June 24, 2012	June 30, 2013	June 24, 2012
GAAP Operating income (loss)	$237	$(20,031)	$(87,671)	$(75,383)	$(67,873)

Adjustments to reconcile GAAP to Non-GAAP operating loss:
Impairment of long-lived assets	—	—	2,530	2,792	2,530
Inventory write-down related to fab closure	—	—	1,867	—	1,867
Accelerated depreciation	417	—	—	1,683	—
Impairment of goodwill	—	—	69,421	—	69,421
Severance	—	—	1,692	—	2,725
Amortization of acquisition-related intangible assets	1,630	1,663	1,718	6,653	8,369
Asset impairment, restructuring and other charges	2,209	880	—	16,996	—
Gain on disposition of property	—	—	—	—	(5,410)
Non-GAAP operating income (loss)	$4,493	$(17,488)	$(10,443)	$(47,259)	$11,629

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

NON-GAAP RESULTS

(In thousands, except per share and gross profit-percentage data)

Reconciliation of GAAP to Non-GAAP Net Loss:

	Three Months Ended			Fiscal Year Ended
	June 30, 2013	March 24, 2013	June 24, 2012	June 30, 2013	June 24, 2012
GAAP Net loss	$(6,078)	$(21,245)	$(68,186)	$(88,820)	$(55,050)

Adjustments to reconcile GAAP to Non-GAAP net loss:
Impairment of long-lived assets	—	—	2,530	2,792	2,530
Inventory write-down related to fab closure	—	—	1,867	—	1,867
Accelerated depreciation	417	—	—	1,683	—
Impairment of goodwill	—	—	69,421	—	69,421
Severance	—	—	1,692	—	2,725
Amortization of acquisition-related intangible assets	1,630	1,663	1,718	6,653	8,369
Asset impairment, restructuring and other charges	2,209	880	—	16,996	—
Gain on disposition of property	—	—	—	—	(5,410)
Tax (benefit) expense of discrete items and other tax adjustments	664	(1,127)	(19,591)	(1,902)	(26,616)
Non-GAAP net income (loss)	$(1,158)	$(19,828)	$(10,549)	$(62,597)	$(2,165)

GAAP net loss per common share — basic (1)	$(0.09)	$(0.31)	$(0.99)	$(1.28)	$(0.79)
Non-GAAP adjustments per above	0.07	0.02	0.84	0.38	0.76
Non-GAAP net income (loss) per common share—basic (1)	$(0.02)	$(0.29)	$(0.15)	$(0.90)	$(0.03)

GAAP net loss per common share — diluted (1)	$(0.09)	$(0.31)	$(0.99)	$(1.28)	$(0.79)
Non-GAAP adjustments per above	0.07	0.02	0.84	0.38	0.76
Non-GAAP net income (loss) per common share—diluted (1)	$(0.02)	$(0.29)	$(0.15)	$(0.90)	$(0.03)

Average common shares outstanding—basic	69,785	69,273	69,157	69,385	69,270
Average common shares and potentially dilutive securities outstanding—diluted	69,785	69,273	69,157	69,385	69,270

(1)        GAAP net income (loss) per common share is computed using the two-class method as required by accounting rules.  We do not pay dividends; however, to properly calculate non-GAAP net income (loss) per common share, non-GAAP net income must be allocated to unvested restricted stock units (“RSUs”) on which we could pay dividend equivalents.  The amount of non-GAAP net income allocated to these RSUs is excluded from income available to common shareholders in the calculation of earnings per share.  As we were in a net loss for the above non-GAAP fiscal periods, we did not have any non-GAAP income to allocate to unvested RSUs on which we could pay dividend equivalents.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance. These supplemental measures exclude, among other things, accelerated depreciation, inventory write-offs related to fab closures, severance, impairment of goodwill, charges related to the amortization of acquisition-related intangible assets, the impact of asset impairment, restructuring and other charges. We also exclude tax provisions (benefits) that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability in addition to tax adjustments related to non-GAAP operating income (loss) adjustments.

We use non-GAAP measures to evaluate the performance of our core businesses and to estimate future core performance. Since we find these measures to be useful, we believe that investors will benefit from seeing non-GAAP measures in addition to seeing our GAAP results. This information facilitates our internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and asset impairment, restructuring and other charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of non-GAAP adjustments, investors should understand that the excluded items can be expenses and charges that impact the Company’s total cash balance. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) consider only the GAAP income statement and the other financial measures. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit an important one, of the Company’s performance, and should not be relied upon by investors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different (and contain different inclusions and exclusions as compared to GAAP information) from the non-GAAP information provided by other companies and therefore are not being provided for the purpose of comparisons with other companies.

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Company contacts:
Investors:	Media:
Chris Toth	Sian Cummins
310.252.7731	310.252.7148